EVERCLEAR INTERNATIONAL, INC
(A Development Stage Company)
                           Weighted Average Analysis
March 31, 2002
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Cumulative Shares             11,230,000
                                    ===========
Weighted Average Number of Common Shares Outstanding       11,230,000
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         Earning (Loss) Available to Common Stockholders               ($0)
                                                                      --------
              Basic Earnings (Loss) Per Share                         (0.0000)
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